Exhibit 10.1

SUMMARY OF COMPENSATION ARRANGEMENTS OF KENNETH T. SMITH

As a result of his promotion to the position of Chief Financial Officer effective April 16, 2007 (as further described in the Company’s report on Form 8-K filed on April 16, 2007), Mr. Smith’s annual salary is $250,000 per year.  His target bonus percentage is 40% of his annual base salary.  Additionally, Mr. Smith received (i) 3,793 stock options; (ii) 1,154 performance share rights awards (“PSRs”) for the fiscal years 2007-2009 performance period; (iii) 545 PSRs for the fiscal years 2006-2008 performance period; and (iv) 161 PSRs for the fiscal 2007 performance period.  These stock option and PSR awards are in recognition of his promotion and are in addition to equity grants previously made to Mr. Smith in his prior position with the Company.

The foregoing does not constitute a complete summary of the compensation provided to Mr. Smith in connection with his promotion to Chief Financial Officer.  Reference is made to the following Company plans:  (i) Family Dollar Stores, Inc. 2006 Incentive Plan (filed as Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on January 25, 2006); (ii) Family Dollar Stores, Inc. 2006 Incentive Plan 2006 Non-Qualified Stock Option Grant Program (filed as Exhibit 10.3 to the Company’s Form 8-K filed with the SEC on January 25, 2006); (iii) Family Dollar Stores, Inc. 2006 Incentive Plan Guidelines for Long-Term Incentive Performance Share Rights Awards (filed as Exhibit 10.4 to the Company’s Form 10-Q filed with the SEC on April 12, 2007); and (iv) the Cash Bonus Award Guidelines (filed as Exhibit 10 to the Company’s Form 8-K filed with the SEC on October 6, 2006), for more information regarding Mr. Smith’s compensation as Senior Vice President and Chief Financial Officer of the Company.